UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]   Preliminary Information Statement

[  ]   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[  ]   Definitive Information Statement

Worldwide Manufacturing USA, Inc.

 (Name of Registrant As Specified In Its Charter)

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[X]  No fee required

[  ]   $125.00 per Exchange Act Rule 0-11(c)(1)(ii) or 14c-5(g) and 0-11

[  ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.

Title of each class of securities to which transaction applies:

_________________________________________________________________

2.

Aggregate number of securities to which transaction applies:

_________________________________________________________________

3.

Per unit price or other underlying value of transaction computed pursuant to Exchange

            Act Rule 0-11

_________________________________________________________________

4.

Proposed maximum aggregate value of transaction

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5.

Total fee paid

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[  ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Worldwide Manufacturing USA, Inc.

1142 Cherry Ave.

San Bruno, California  94066

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on April 19, 2006

Dear Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend a Special Meeting of Shareholders of Worldwide Manufacturing USA, Inc. (the “Company”) to be held at 3:00 PM local time on Wednesday, April 19, 2006, at 4001 Discovery Lane, Boulder, Colorado 80303.

At the Special Meeting, shareholders will be asked to vote to amend the Company’s Articles of Incorporation to allow action by non-unanimous written consent of shareholders, to approve the Reverse Stock Split approved by the Board of Directors and recommended for adoption.

We are not asking you for a proxy in conjunction with this Special Meeting, but you are urged to attend the meeting to assure that your vote is counted.

Sincerely,

Jimmy Wang

President, Worldwide Manufacturing USA, Inc.

INFORMATION STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

OF

WORLDWIDE MANUFACTURING USA, INC.

To be held on April 19, 2006

_____________________

GENERAL INFORMATION

This Information Statement is furnished in connection with a Special Meeting of the Shareholders called by the Board of Directors (the “Board”) of Worldwide Manufacturing USA, Inc. (the “Company”) to be held at 4001 Discovery Lane, Boulder, Colorado 80303 April 19, 2006 at 3:00 PM local time, and at any and all postponements, continuations or adjournments thereof (collectively the “Meeting”).  This Information Statement and the accompanying Notice of Special Meeting will be first mailed or given to the Company’s shareholders on or about March 30, 2006.

All shares of the Company’s common stock (“Common Stock”) represented either in person or by proxy will be eligible to be voted at the Meeting.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND INFORMATION

Worldwide was incorporated under the laws of the State of Colorado on March 17, 2000, under the name of Tabatha III, Inc. We changed our name to Worldwide Manufacturing USA, Inc. on November 3, 2003. We were formed as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 by filing a registration statement on Form 10-SB.

Prior to our identification of Worldwide Manufacturing USA, Inc., a privately held California corporation ("Worldwide") as an acquisition target, our only business activities were the organizational activities described above, including registration under the Securities Exchange Act of 1934, and efforts to locate a suitable business opportunity for acquisition.

On September 30, 2003, we acquired all of the issued and outstanding common stock of Worldwide in a share exchange transaction. We issued 27,900,000 shares in the share exchange transaction for 100% or 10,000 of the issued and outstanding shares of Worldwide's common stock. As a result of the share exchange transaction, Worldwide became our wholly owned subsidiary.

The former stockholders of Worldwide acquired 93% of our issued and outstanding common stock as a result of completion of the share exchange transaction. Therefore, although Worldwide became our wholly owned subsidiary, the transaction was accounted for as a recapitalization of Worldwide whereby Worldwide is deemed to be the accounting acquirer and is deemed to have adopted our capital structure. No finder's fee was paid to any person in connection with the transaction.

All operating activities are carried out through our four wholly-owned subsidiaries, Shanghai Intech Electro Mechanical Products, Chengde Science & Technology Co., Ltd. ("Chengde"), Shanghai Intech Electronics Manufacturing Co., Ltd and Shanghai Intech Precision Mechanical Products Manufacturing Co., Ltd.  All of the subsidiaries are located in Shanghai with the exception of Chengde, which is located in Changchun City.

Worldwide is a 12-year-old engineering-oriented firm specializing in international contract manufacturing and is also a direct manufacturer of automobile air-conditioning units, die casting, machining and electronics components. Its customers include the industries of wireless telecommunications, aerospace and automobiles and medical equipment. Worldwide also manufactures components for industries of machinery, tools, home electrical solutions and electronic parts such as electronic toys

The Company is registered under Section 12(g) of the Securities Exchange Act of 1934 and is subject to the reporting obligations under Section 13 of the Securities Exchange Act of 1934.  The Company’s shares trade publicly on the OTC Bulletin Board under the symbol “WMFG.”

At the Special Meeting, shareholders will be asked to vote to amend the Company’s Articles of Incorporation to allow action by non-unanimous written consent of shareholders and to approve the Reverse Stock Split approved by the Board of Directors and recommended for adoption

RECORD DATE

Shareholders of record at the close of business on March 20, 2006 (the “Record Date”) are entitled to notice of the meeting and to vote at the meeting.  As of the Record Date, 30,337,500 shares of the Company’s Common Stock (the “Common Stock”) were issued and entitled to vote at the Meeting.

VOTING

The Company has two classes of stock authorized, Common Stock and Preferred Stock.  However, no Preferred Stock has been issued.  As of the date of this Information Statement, the Company has 30,337,500 shares of its Common Stock issued and outstanding.  Each share is entitled to one vote on each proposal or item that comes before the meeting.

Votes cast by proxy or in person at the Meeting will be tabulated by John Ballard, who will serve as the Inspector of Elections (the “Inspector”).  The Inspector will also determine whether or not a quorum is present.  The Company’s Articles of Incorporation provide that a quorum consists of one-third of the shares entitled to vote and present or represented by proxy at the meeting.  The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not treat abstentions as votes in favor of approving any matter submitted to shareholders for a vote.

Stockholders who do not consent to the proposals are not entitled to the dissenter’s or appraisal rights provided by Colorado Revised Statutes 7-113-102.

PRINCIPAL SHARE OWNERSHIP

The Record Date for purposes of determining the shareholders entitled to approve the reverse split was March 20, 2006.  As of the Record Date, the Company had a total of 30,337,500 shares of Common Stock issued and outstanding.  The following table sets forth, as of the date of the Record Date, stock ownership of each executive officer and director of the Company, of all executive officers and directors of the Company as a group, and of each person known by the Company to be a beneficial owner of 5% or more of its Common Stock.  Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrant or other right to acquire additional securities of the Company, except as may be otherwise noted.

Name and Address	Number of Shares Beneficially Owned	Percent of Class

Jimmy Wang (1) 1142 Cherry Ave. San Bruno, California 94066	24,336,276(1)(2)	80.22%

Mindy Wang (1) 1142 Cherry Ave. San Bruno, California 94066	24,336,276(1)(2)	80.22%

John Ballard 1142 Cherry Ave. San Bruno, California 94066	1,339,500(1)	4.4%

Don Gaddy 1142 Cherry Ave. San Bruno, California 94066	20,000(1)	nil

Jehu Hand 24251 Pasto Rd No. B Dana Point CA 92627	20,000(1)	nil

Philip Zhang 1142 Cherry Ave San Bruno CA 94066	1,020,000(1)(3)	3.4%

All officers and directors as a Group (6 in number)	0	0

(1)

The person named is an officer, director, or both.

(2)

Jimmy and Mindy Wang are spouses. Each hold directly 12,168,138 shares but is deemed to beneficially own the shares owned by the other.

(3)

Mr. Zhang received 1,000,000 options pursuant to an Option Agreement dated April 20, 2004. The Agreement between Mr. Zhang and Worldwide Manufacturing USA, Inc. provides for 1,000,000 options exercisable at the price of $0.40. The options are compensation for Mr. Zhang's management services to the Company. The options were exercisable as of the date of the Agreement, and expire on April 20, 2014. In addition, Mr. Zhang received 20,000 restricted shares for his services as a Director.

DIRECTORS AND EXECUTIVE OFFICERS

The Company currently has five officers and directors.  The following table shows the current officers and directors of the Company:

NAME	AGE	POSITION

Jimmy Wang	49	Director, Chief Executive Officer and President

John Ballard	47	Director, Chief Financial Officer

Mindy Wang	47	Director, Secretary

Don Gaddy		Director

Jehu Hand	49	Director

Philip Zhang	49	Director

REVERSE STOCK SPLIT

The Board of Directors has unanimously approved, and recommends for shareholder approval, a resolution authorizing a reverse stock split with a ratio of 1 new share for each 15 old shares.  There are currently 30,337,500 shares of Common Stock issued and outstanding.  After the reverse stock split, there will be approximately 2,022,500 shares of Common Stock issued and outstanding.

NON-UNANIMOUS WRITTEN CONSENT

The Board of Directors has unanimously approved, and recommends for shareholder approval, the amendment of the Company’s Articles of Incorporation in order to allow action by non-unanimous written consent of shareholders whenever shareholder action is required.

PROPOSALS FOR STOCKHOLDER VOTE

PROPOSAL ONE

APPROVAL OF AMENDMENT OF THE ARTICLES OF INCORPORATION

NON-UNANIMOUS WRITTEN CONSENT AMENDMENT

The Board of Directors has unanimously approved, and recommends for shareholder approval, an amendment to the Company’s Articles of Incorporation.  This amendment will eliminate the need for a costly meeting of shareholders with respect to matters which would be assured of passage at any shareholders meeting.  Following is the proposed amendment language:

“NINTH, unless these Articles of Incorporation require that an action be taken at a shareholders' meeting or unless shares are entitled to be voted cumulatively in the election of directors, any action required or permitted to be taken by the corporation may be authorized by written consent of fewer than all the voting shares. The consent must be obtained from the same number of voting shares as would be needed to authorize such action at a meeting if all of the shares entitled to vote thereon were present and voted.  If shares are entitled to be voted cumulatively in the election of directors, shareholders may take action to elect or remove directors without a meeting only if these Articles of Incorporation do not require that such action be taken at a shareholders’ meeting, and all of the shareholders entitled to vote in the election or removal sign writings describing and consenting to the election or removal of the same directors.”

Vote Required; Recommendation of the Board of Directors

Approval of the adoption of the Non-Unanimous Written Consent Amendment will require the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event the shareholders do not approve the Non-Unanimous Written Consent Amendment, the Board of Directors will reconsider the plan.

The Board of Directors recommends a vote "for" this proposal.

PROPOSAL TWO

REVERSE STOCK SPLIT

The Board of Directors has unanimously approved, and recommends for shareholder approval, a resolution authorizing a reverse stock split with a ratio of 1 new share for each 15 old shares.  There are currently 30,337,500 shares of Common Stock issued and outstanding.  After the reverse stock split, there will be approximately 2,022,500 shares of Common Stock issued and outstanding. The closing sale price of the common stock was $.38 on March 16, 2006. The Board of Directors believes that the reverse stock split will enable the Company's common stock to trade at a higher price per share and thereby attract a wider range of investors.

Vote Required; Recommendation of the Board of Directors

Approval of the adoption of the Reverse Stock Split will require the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event the shareholders do not approve the adoption of the Reverse Stock Split, the Board of Directors will reconsider the plan.

The Board of Directors recommends a vote "for" approval of adoption of the Reverse Stock Split.

THE BOARD OF DIRECTORS

March 20, 2006